ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         RED OAK CASH RESERVE FUND, INC.

        RED OAK CASH RESERVE FUND, INC., a corporation organized under the laws of the State of Maryland, having its principal office in Maryland, c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202 (hereinafter the "Corporation"), does hereby certify to the State Department of Assessments and Taxation that:

        FIRST: Pursuant to Section 2-604 of the Maryland General Corporation Law, The Articles of Incorporation of the Corporation are hereby amended by striking in its entirety Article II thereof and by inserting in lieu thereof the following:

                                   ARTICLE II

                         The name of the Corporation is:

                                 CoreFunds, Inc.

        SECOND: The foregoing amendment was unanimously approved at the special meeting of the board of directors of the Corporation on April 20, 1987; the outstanding shares entitled to vote on the matter approved the foregoing amendment at the special meeting of shareholders held on June 22, 1987.

        IN WITNESS WHEREOF, RED OAK CASH RESERVE FUND, INC. has caused this instrument to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 22nd day of June, 1987.



                                          RED OAK CASH RESERVE FUND, INC.
                                          By: /s/ Francis J. Bruzda
[SEAL]                                        --------------------------
                                              Francis J. Bruzda
                                              President

ATTEST:

/s/ James W. Jennings
------------------------------
James W. Jennings, Secretary

                                   CERTIFICATE

        THE UNDERSIGNED, President of RED OAK CASH RESERVE FUND, INC., who executed on behalf of said Corporation the attached Articles of Amendment to Articles of Incorporation of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles of Amendment to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles of Amendment with respect to authorization and approval are true in all material respects, under the penalties for perjury.

                                          By: /s/ Francis J. Bruzda
                                              --------------------------
                                              Francis J. Bruzda, President



Date: June 22, 1987